Exhibit (d)(1)(i)(A)(xx)

AMENDMENT NO. 19

TO THE

INVESTMENT MANAGEMENT AGREEMENT

AMENDMENT NO. 19 effective as of December 9, 2016 (“Amendment No. 19”), to the Investment Management Agreement, dated as of May 1, 2011, as amended (“Agreement”), between EQ Advisors Trust, a Delaware statutory trust (the “Trust”), and AXA Equitable Funds Management Group, LLC, a limited liability company organized in the State of Delaware (“FMG LLC” or “Manager”).

The Trust and FMG LLC agree to modify and amend the Agreement as follows:

1.	Name Changes: The names of the EQ/Calvert Socially Responsible Portfolio, EQ/Morgan Stanley Mid Cap Growth Portfolio and EQ/Wells Fargo Omega Growth Portfolio are changed to 1290 VT Socially Responsible Portfolio, AXA/Janus Enterprise Portfolio and AXA/ClearBridge Large Cap Growth Portfolio, respectively.

2.	Appendix A: Appendix A to the Agreement, which sets for the Portfolios of the Trust for which FMG LLC is appointed investment manager is hereby replaced in its entirety by Appendix A attached hereto; and

3.	Appendix B: Appendix B to the Agreement, which sets forth the fees payable to FMG LLC with respect to each Portfolio is hereby replaced in its entirety by Appendix B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 19 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC

By:	/s/ Brian Walsh	By:	/s/ Steven M. Joenk
	Brian Walsh		Steven M. Joenk
	Chief Financial Officer and		Chairman, Chief Executive Officer
	Treasurer		and President

APPENDIX A

AMENDMENT NO. 19 TO

INVESTMENT MANAGEMENT AGREEMENT

Portfolios

ATM International Managed Volatility Portfolio	AXA/Mutual Large Cap Equity Managed Volatility Portfolio
ATM Large Cap Managed Volatility Portfolio	AXA/Pacific Global Small Cap Value Portfolio
ATM Mid Cap Managed Volatility Portfolio	AXA/Templeton Global Equity Managed Volatility Portfolio
ATM Small Cap Managed Volatility Portfolio	EQ/BlackRock Basic Value Equity Portfolio
AXA 2000 Managed Volatility Portfolio	1290 VT Socially Responsible Portfolio
AXA 400 Managed Volatility Portfolio	(formerly, EQ/Calvert Socially Responsible Portfolio)
AXA 500 Managed Volatility Portfolio	EQ/Capital Guardian Research Portfolio
AXA Global Equity Managed Volatility Portfolio	EQ/Common Stock Index Portfolio
AXA International Core Managed Volatility Portfolio	EQ/Convertible Securities Portfolio
AXA International Managed Volatility Portfolio	EQ/Core Bond Index Portfolio
AXA International Value Managed Volatility Portfolio	EQ/Emerging Markets Equity PLUS Portfolio
AXA Large Cap Core Managed Volatility Portfolio	EQ/Energy ETF Portfolio
AXA Large Cap Growth Managed Volatility Portfolio	EQ/Equity 500 Index Portfolio
AXA Large Cap Value Managed Volatility Portfolio	EQ/Global Bond PLUS Portfolio
AXA Mid Cap Value Managed Volatility Portfolio	EQ/High Yield Bond Portfolio
AXA Natural Resources Portfolio	EQ/Intermediate Government Bond Portfolio
AXA Real Estate Portfolio	EQ/International Equity Index Portfolio
AXA SmartBeta Equity Portfolio	EQ/Invesco Comstock Portfolio
AXA/AB Dynamic Growth Portfolio	EQ/JPMorgan Value Opportunities Portfolio
AXA/AB Dynamic Moderate Growth Portfolio	EQ/Large Cap Growth Index Portfolio
AXA/AB Short Duration Government Bond Portfolio	EQ/Large Cap Value Index Portfolio
AXA/AB Small Cap Growth Portfolio	EQ/Low Volatility Global ETF Portfolio
AXA/DoubleLine Opportunistic Core Plus Bond Portfolio	EQ/Mid Cap Index Portfolio
AXA/Franklin Balanced Managed Volatility Portfolio	EQ/Money Market Portfolio
AXA/Franklin Small Cap Value Managed Volatility Portfolio	AXA/Janus Enterprise Portfolio
AXA/Goldman Sachs Strategic Allocation Portfolio	(formerly, EQ/Morgan Stanley Mid Cap Growth Portfolio)
AXA/Horizon Small Cap Value Portfolio	EQ/Oppenheimer Global Portfolio
AXA/Invesco Strategic Allocation Portfolio	EQ/PIMCO Global Real Return Portfolio
AXA/Legg Mason Strategic Allocation Portfolio	EQ/Quality Bond PLUS Portfolio
AXA/Lord Abbett Micro Cap Portfolio	EQ/Small Company Index Portfolio
AXA/Morgan Stanley Small Cap Growth Portfolio	AXA/ClearBridge Large Cap Growth Portfolio
(formerly, EQ/Wells Fargo Omega Growth Portfolio)
Multimanager Aggressive Equity Portfolio
Multimanager Core Bond Portfolio
Multimanager Mid Cap Growth Portfolio
Multimanager Mid Cap Value Portfolio
Multimanager Technology Portfolio

APPENDIX B

AMENDMENT NO. 19 TO

INVESTMENT MANAGEMENT AGREEMENT

The Trust shall pay the Manager, at the end of each calendar month, compensation computed daily at an annual rate equal to the following:

(as a percentage of average daily net assets)
Index Portfolios	First $2 Billion	Next $4 Billion	Next $3 Billion	Next $2 Billion	Thereafter
AXA Natural Resources	0.500%	0.480%	0.460%	0.450%	0.440%
AXA Real Estate	0.500%	0.480%	0.460%	0.450%	0.440%
1290 VT Socially Responsible (formerly, EQ/Calvert Socially Responsible)	0.500%	0.480%	0.460%	0.450%	0.440%
EQ/Common Stock Index	0.350%	0.330%	0.310%	0.300%	0.290%
EQ/Core Bond Index	0.350%	0.330%	0.310%	0.300%	0.290%
EQ/Equity 500 Index	0.250%	0.230%	0.210%	0.200%	0.190%
EQ/Intermediate Government Bond	0.350%	0.330%	0.310%	0.300%	0.290%
EQ/International Equity Index	0.400%	0.380%	0.360%	0.350%	0.340%
EQ/Large Cap Growth Index	0.350%	0.330%	0.310%	0.300%	0.290%
EQ/Large Cap Value Index	0.350%	0.330%	0.310%	0.300%	0.290%
EQ/Mid Cap Index	0.350%	0.330%	0.310%	0.300%	0.290%
EQ/Small Company Index	0.250%	0.230%	0.210%	0.200%	0.190%

(as a percentage of average daily net assets)
ETF Portfolio	First $2 Billion	Next $4 Billion	Next $3 Billion	Next $2 Billion	Thereafter
EQ/Energy ETF	0.500%	0.490%	0.470%	0.460%	0.450%
EQ/Low Volatility Global ETF	0.500%	0.490%	0.470%	0.460%	0.450%

(as a percentage of average daily net assets)
Money Market Portfolio	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter
EQ/Money Market	0.350%	0.325%	0.280%	0.270%	0.250%

(as a percentage of average daily net assets)
Equity Portfolios	First $1 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
AXA/Franklin Small Cap Value Managed Volatility	0.700%	0.650%	0.625%	0.600%	0.575%
AXA Global Equity Managed Volatility	0.750%	0.700%	0.675%	0.650%	0.625%
AXA SmartBeta Equity	0.700%	0.650%	0.625%	0.600%	0.575%
AXA/AB Dynamic Growth	0.750%	0.700%	0.675%	0.650%	0.625%
AXA/AB Dynamic Moderate Growth	0.750%	0.700%	0.675%	0.650%	0.625%
AXA/Franklin Balanced Managed Volatility	0.650%	0.600%	0.575%	0.550%	0.525%
AXA/Goldman Sachs Strategic Allocation	0.800%	0.750%	0.725%	0.700%	0.675%
AXA/Invesco Strategic Allocation	0.800%	0.750%	0.725%	0.700%	0.675%
AXA/Legg Mason Strategic Allocation	0.800%	0.750%	0.725%	0.700%	0.675%
AXA/Mutual Large Cap Equity Managed Volatility	0.700%	0.650%	0.625%	0.600%	0.575%
AXAXA/Templeton Global Equity Managed Volatility	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/BlackRock Basic Value Equity	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Capital Guardian Research	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Invesco Comstock	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/JPMorgan Value Opportunities	0.600%	0.550%	0.525%	0.500%	0.475%
AXA/Janus Enterprise (formerly, EQ/Morgan Stanley Mid Cap Growth)	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/Oppenheimer Global	0.950%	0.900%	0.875%	0.850%	0.825%
AXA/ClearBridge Large Cap Growth (EQ/Wells Fargo Omega Growth)	0.650%	0.600%	0.575%	0.550%	0.525%

(as a percentage of average daily net assets)
Equity Portfolios	First $2 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
AXA/AB Small Cap Growth	0.550%	0.500%	0.475%	0.450%	0.425%
AXA/Horizon Small Cap Value	0.800%	0.750%	0.725%	0.700%	0.675%
AXA/Lord Abbett Micro Cap	0.850%	0.800%	0.775%	0.750%	0.725%
AXA/Morgan Stanley Small Cap Growth	0.800%	0.750%	0.725%	0.700%	0.675%
AXA/Pacific Global Small Cap Value	0.800%	0.750%	0.725%	0.700%	0.675%
Multimanager Aggressive Equity	0.580%	0.550%	0.525%	0.500%	0.475%
Multimanager Mid Cap Growth	0.800%	0.750%	0.725%	0.700%	0.675%
Multimanager Mid Cap Value	0.800%	0.750%	0.725%	0.700%	0.675%
Multimanager Technology	0.950%	0.900%	0.875%	0.850%	0.825%

(as a percentage of average daily net assets)
PLUS Portfolios	First $2 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
AXA International Core Managed Volatility	0.600%	0.550%	0.525%	0.500%	0.475%
AXA International Value Managed Volatility	0.600%	0.550%	0.525%	0.500%	0.475%
AXA Large Cap Core Managed Volatility	0.500%	0.450%	0.425%	0.400%	0.375%
AXA Large Cap Growth Managed Volatility	0.500%	0.450%	0.425%	0.400%	0.375%
AXA Large Cap Value Managed Volatility	0.500%	0.450%	0.425%	0.400%	0.375%
AXA Mid Cap Value Managed Volatility	0.550%	0.500%	0.475%	0.450%	0.425%
EQ/Emerging Markets Equity PLUS	0.700%	0.650%	0.625%	0.600%	0.575%

(as a percentage of average daily net assets)
PLUS Portfolios	First $2 Billion	Next $4 Billion	Next $3 Billion	Next $2 Billion	Thereafter
EQ/Global Bond PLUS	0.550%	0.530%	0.510%	0.490%	0.480%
EQ/Quality Bond PLUS	0.400%	0.380%	0.360%	0.340%	0.330%
Multimanager Core Bond	0.550%	0.530%	0.510%	0.490%	0.480%

(as a percentage of average daily net assets)
	First $2 Billion	Next $2 Billion	Thereafter
Fixed Income Portfolios
AXA/AB Short Duration Government Bond	0.450%	0.430%	0.410%

(as a percentage of average daily net assets)
Fixed Income Portfolios	First $2 Billion	Next $4 Billion	Next $3 Billion	Next $2 Billion	Thereafter
EQ/Convertible Securities	0.700%	0.680%	0.660%	0.640%	0.630%
EQ/High Yield Bond	0.600%	0.580%	0.560%	0.540%	0.530%

(as a percentage of average daily net assets)
Fixed Income Portfolio	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter
EQ/PIMCO Global Real Return	0.600%	0.575%	0.550%	0.530%	0.520%

(as a percentage of average daily net assets)
Fixed Income Portfolio	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter
AXA/DoubleLine Opportunistic Core Plus Bond	0.600%	0.575%	0.550%	0.530%	0.520%

(as a percentage of average daily net assets)
	First $2 Billion	Next $4 Billion	Next $3 Billion	Next $2 Billion	Thereafter
Tactical Portfolios
ATM International Managed Volatility	0.450%	0.430%	0.410%	0.400%	0.390%
ATM Large Cap Managed Volatility	0.450%	0.430%	0.410%	0.400%	0.390%
ATM Mid Cap Managed Volatility	0.450%	0.430%	0.410%	0.400%	0.390%
ATM Small Cap Managed Volatility	0.450%	0.430%	0.410%	0.400%	0.390%
AXA 2000 Managed Volatility	0.450%	0.430%	0.410%	0.400%	0.390%
AXA 400 Managed Volatility	0.450%	0.430%	0.410%	0.400%	0.390%
AXA 500 Managed Volatility	0.450%	0.430%	0.410%	0.400%	0.390%
AXA International Managed Volatility	0.450%	0.430%	0.410%	0.400%	0.390%